                                                                    EXHIBIT 28.1

                              GRUBB & ELLIS REALTY
                               INCOME TRUST, L.T.

                         FINAL REPORT TO BENEFICIARIES
                               December 31, 1997

Enclosed is the final distribution of $0.25 per unit which represents the remaining funds of the Trust. Effective December 31, 1997 the Trust was terminated.

We finally reached agreement on December 17, 1997 with the purchaser of the Trust's last asset, the Vintner Square Shopping Center in Livermore, California, on a dispute over post-closing adjustments. We have been involved in negotiations on this matter since April, 1997 which is the reason it has taken so long to complete the liquidation.

A summary financial report is included with this letter on the reverse side. The financial statements from Coopers & Lybrand along with the final K-1 report will both be completed and mailed at the end of January.

The change in revenue reflects the closing of the shopping center sale in September, 1996. General and administrative expenses for 1997 are audit and K-1 tax preparation costs for 1996 and 1997, unit holder mailing costs; SEC filings; transfer agent fees and legal fees in connection with the shopping center sale and subsequent dispute. These expenses were partially offset by post-closing recoveries of rental operating expenses and the reduction of excess reserve for beneficiaries' receivables.

We at Ellis Partners, Inc. have done everything possible to complete a very difficult liquidation assignment as quickly and efficiently as possible. We appreciate your patience and understanding throughout this process.

Sincerely yours,

Ellis Partners, Inc., Liquidating Agent for Grubb & Ellis Realty Income Trust, L.T.


By: /s/ HAROLD A. ELLIS, JR.
    ------------------------
    Harold A. Ellis, Jr.
    President

Grubb and Ellis Realty Income Trust, Liquidating Trust

STATEMENT OF INCOME
(Unaudited)

                                                  Period from    Period from
                                                    1-Jan-97       1-Jan-96
                                                  to 31-Dec-97   to 31-Dec-96
------------------------------------------------------------------------------
Revenue
Rental income                                      $       --     $    712,000
Short term investment interest and other income        11,000           20,000
------------------------------------------------------------------------------
    Total Revenue                                      11,000          732,000
------------------------------------------------------------------------------
Expenses
Rental operating expenses                                   0          279,000
Interest                                                    0          443,000
Directors' fees and expenses                                0           15,000
General and administrative expenses                    56,000           96,000
Reserve for beneficiaries' receivables                      0          186,000
------------------------------------------------------------------------------
    Total Expenses                                     56,000        1,019,000
------------------------------------------------------------------------------
Net income (Loss) before loss on sale of real
  estate investment                                   (45,000)        (287,000)
Loss on sale of real estate investment               (163,000)      (1,508,000)
------------------------------------------------------------------------------
Net income (Loss)                                 $  (208,000)    $ (1,795,000)
------------------------------------------------------------------------------
Net income (Loss) per unit of beneficial
  interest                                        $     (0.08)    $      (0.64)
------------------------------------------------------------------------------
Number of units of beneficial interest
  outstanding                                       2,653,169        2,803,169
==============================================================================

BALANCE SHEET
Unaudited                                           31-Dec-97        31-Dec-96
------------------------------------------------------------------------------
Assets
Cash and cash equivalents                        $      3,000     $    308,000
Restricted cash                                             0        1,845,000
Prepaid expenses and other assets                      41,000           27,000
------------------------------------------------------------------------------
    Total Assets                                 $     44,000     $  2,180,000
------------------------------------------------------------------------------

Liabilities and Beneficiaries' Equity
Liabilities:
Other liabilities                                      44,000        1,041,000
------------------------------------------------------------------------------
    Total Liabilities                                  44,000        1,041,000
------------------------------------------------------------------------------
Beneficiaries' Equity:
Units of beneficial interest                       12,737,000       12,737,000
Notes receivable from beneficiaries                  (175,000)        (251,000)
Reserve for beneficiaries' notes receivable           175,000          186,000
Distributions in excess of accumulated earnings   (12,737,000)     (11,533,000)
------------------------------------------------------------------------------
    Total beneficiaries' equity                             0        1,139,000
------------------------------------------------------------------------------
    Total liabilities and beneficiaries' equity  $     44,000     $  2,180,000
==============================================================================